SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – November 5, 2010

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-11914 (Commission File Number)	22-2457487 (I.R.S. Employer Identification No.)

10 Forest Avenue, Suite 220, Paramus, NJ 07652
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code - (201) 342-0900

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2010, Jonathan Joels resigned as a director of Caprius, Inc. (the “Company”), in connection with his entry into a Separation Agreement and General Release with the Company.  The Company previously reported Mr. Joels’ termination of his employment, including termination as the Company’s Chief Financial Officer, Treasurer, Secretary, effective September 15, 2010.  See the Company’s Form 8-K for an event of September 8, 2010.  For more complete information regarding the terms and conditions of the Separation Agreement and General Release, reference is made to the copy thereof which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

Exhibit

10.1	Separation Agreement and General Release, dated as of November 5, 2010, by and between Caprius, Inc. and Jonathan Joels (without schedules).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.

/s/ Dwight Morgan
Dwight Morgan, President and CEO

Dated:  November 11, 2010